Exhibit 10.1

AWARD AGREEMENT FOR RESTRICTED SHARES

UNDER THE

VASCO DATA SECURITY INTERNATIONAL, INC.

1997 STOCK COMPENSATION PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made as of                      (the “Effective Date”), between VASCO DATA SECURITY INTERNATIONAL, INC. (the “Company”) and                      (the “Grantee”).

WHEREAS, the Company maintains the VASCO Data Security International, Inc. 1997 Stock Compensation Plan (as amended, the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and

WHEREAS, to compensate the Grantee for his or her service to the Company and to further align the Grantee’s personal financial interests with those of the Company’s shareholders, the Company wishes to award the Grantee a number of shares of Common Stock (as defined below), subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Shares. The Company hereby grants to the Grantee an award of              shares (the “Awarded Shares”) of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement and in the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

2. Vesting of Awarded Shares. Subject to Sections 11 and 12, the Awarded Shares are subject to forfeiture to the Company until they become vested in accordance with this Section 2.

(a) Subject to Sections 11 and 12, Awarded Shares will become vested in accordance with the following schedule, provided that on each vesting date, the Grantee has, from the date hereof, continuously provided services to the Company or a subsidiary:

(i) 25% of the Awarded Shares will vest on the first anniversary date of the Effective Date;

(ii) An additional 25% of the Awarded Shares will vest on the second anniversary date of the Effective Date;

(iii) An additional 25% of the Awarded Shares will vest on the third anniversary date of the Effective Date; and

(iv) The final 25% of the Awarded Shares will vest on the fourth anniversary date of the Effective Date.

(b) In the event of the Grantee’s termination of employment for reasons other than (i) quit without Good Reason (as defined below) or (ii) Cause (as defined below), during the two-years following a Change in Control, 100% of the Awarded Shares will become vested immediately prior to (and contingent on) such termination of employment. “Cause” means any act that constitutes, in the judgment of the Committee, fraud, dishonesty, bad faith or a felony towards the Company or any of its subsidiaries, any violation of the Company’s Code of Ethics and Conduct (or any successor thereto), conviction of a crime involving moral turpitude, entering into any contract or business relationship causing diversion of business opportunity from the Company or any of its subsidiaries (except with the prior written consent of the Board), or willful and material neglect of the individual’s duties to the Company or any of its subsidiaries 30 days after having received written notice thereof, in each case as determined by the Committee, whose determination shall be conclusive and binding. “Good Reason” means, following a Change in Control:

(i) The assignment to the Grantee of any duties inconsistent in any respect with the Grantee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company or a subsidiary that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith;

(ii) Any failure by the Company or a subsidiary to comply with any provision of any employment agreement entered into between the Grantee and the Company or such subsidiary other than an isolated, insubstantial and inadvertent failure not occurring in bad faith;

(iii) The Company (or any subsidiary) requiring the Grantee to be based at any office or location other than the office occupied by the Grantee as of the date of an Award or a reasonably comparable office located within a 40-mile radius of such current office; or

(iv) A material adverse change in the Grantee’s base salary.

A “Good Reason” termination will have occurred only if (x) the Grantee terminates his employment during the two years following the initial existence of a Good Reason event; (y) the Grantee provided notice to Company within 90 days of the initial existence of a Good Reason condition; and (z) the Company failed to cure the Good Reason event within 30 days of such notice from the Grantee. Any good faith determination of “Good Reason” made by the Grantee shall be conclusive.

(c) If the Grantee’s service with the Company ceases by reason of the Grantee’s death or Disability, 100% of the Awarded Shares will become vested immediately prior to (and contingent on) the occurrence of such death or Disability. “Disability” means a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of the Company, or if the Grantee is not covered by such a plan, a mental or physical illness that renders the Grantee totally and permanently incapable of performing the Grantee’s services for the Company. Notwithstanding the foregoing, a Disability will not qualify if it is the result of (A) a willfully self-inflicted injury or willfully self-induced sickness; or (B) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability will be made by the Committee. The determination of Disability for purposes of this Agreement shall not be construed to be an admission of disability for any other purpose.

(d) Except as provided in Sections 2(b) and 2(c), upon cessation of the Grantee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise): (i) any Awarded Shares that have not, prior to such cessation, become vested will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee shall have no further rights with respect to those Awarded Shares.

(e) Solely for purposes of this Agreement, service with the Company shall be deemed to include service with any subsidiary of the Company (for only so long as such entity remains a subsidiary).

3. Escrow of Shares.

(a) Certificates evidencing the Awarded Shares issued under this Agreement shall be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) (or, if the Awarded Shares are not certificated, shall be entered in the stock record books of the Company as held in escrow by the Escrow Holder) until such Awarded Shares are vested in accordance with Section 2, at which time, the Escrow Holder shall deliver such certificates representing the Awarded Shares to the Grantee (or, if the Awarded Shares are not certificated, the Awarded Shares shall be entered in the stock record books of the Company as held and owned by the Grantee); provided, however, that no certificates for Awarded Shares will be delivered to the Grantee (or, if the Awarded Shares are not certificated, no transfer of the Awarded Shares will be entered in the stock record books of the Company) until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Awarded Shares.

(b) If any of the Awarded Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver any stock certificate(s) evidencing those Awarded Shares to the Company (or, if the Awarded Shares are not certificated, such forfeiture will be entered in the stock record books of the Company), and the Company will then have the right to retain and transfer those Awarded Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

(c) The Escrow Holder is hereby directed to permit transfer of the Awarded Shares only in accordance with this Agreement or in accordance with instructions signed by both parties hereto. In the event further instructions are reasonably desired by the Escrow Holder, he or she will be entitled to conclusively rely upon directions executed by a majority of the members of the Board. The Escrow Holder will have no liability for any act or omissions hereunder while acting in good faith in the exercise of his or her own judgment.

4. Stock Splits, etc. If, while any of the Awarded Shares remain subject to vesting under Section 2, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Awarded Shares” for all purposes of the Plan and this Agreement.

5. Dividends and Distributions During Restricted Period. The Grantee will have the right to receive dividends and distributions with respect to the Awarded Shares; provided, however, that any cash dividends or distributions paid in respect of the Awarded Shares while those Shares remain subject to forfeiture will become vested and delivered to the Grantee only if and when the Awarded Shares giving rise to such dividends or distributions become vested under Section 2.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant, receipt or vesting of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) will be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7. Restrictions on Unvested Awarded Shares. Except for the escrow described in Section 3 or the forfeiture of Awarded Shares to the Company described in Section 2, the Grantee may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntary or involuntary, any legal or beneficial interest in any of the Awarded Shares until the Awarded Shares become vested in accordance with Section 2.

8. Legend. Share certificates evidencing Awarded Shares will bear the following legend to be placed on all certificates evidencing any Awarded Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to the Plan, applicable law or otherwise):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE VASCO DATA SECURITY INTERNATIONAL, INC. 1997 STOCK COMPENSATION PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND VASCO DATA SECURITY INTERNATIONAL, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF VASCO DATA SECURITY INTERNATIONAL, INC. AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Upon request by the Grantee, following vesting of the Awarded Shares pursuant to Section 2, the Company will remove the legend from the certificates evidencing such vested Awarded Shares.

9. Rights of Grantee. Prior to the Awarded Shares becoming vested in accordance with Section 2, with respect to the Awarded Shares, Grantee will have all of the rights of a shareholder of the Company, including the right to vote the Awarded Shares and the right to receive any distributions or dividends payable on Shares, subject to the reinvestment and forfeiture provisions of the Plan and to Sections 4 and 5.

10. Securities Laws. The Company may from time to time impose any conditions on the Awarded Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3 adopted under the Securities and Exchange Act of 1934 and otherwise complies with applicable rules and laws.

11. Recoupment of Awarded Shares. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Company determines that the Grantee’s Wrongful Act was a significant contributing factor to the Company or a subsidiary having to restate all or a portion of its financial statements, all outstanding Awarded Shares will immediately and automatically be forfeited and the Grantee shall promptly repay to the Company any Common Stock, cash or other property paid in respect of any Awarded Share during the Recoupment Period. For purposes of this Section 11, the following terms have the following meanings:

(a) “Recoupment Period” means the period beginning on the date the financial statements requiring restatement were originally released to the public or submitted to the Securities and Exchange Commission (whichever is earlier) and ending on the date the restated financial statements are filed with the Securities and Exchange Commission.

(b) “Wrongful Act” (i) if defined in a then-current written employment agreement between a Grantee and the Company (or a subsidiary), has the meaning assigned to such term in such employment agreement, (ii) if not so defined, means any act that constitutes, in the judgment of the Company, fraud, dishonesty, bad faith or a felony towards the Company or any of its subsidiaries, any violation of the Company’s Code of Ethics and Conduct (or any successor thereto), conviction of a crime involving moral turpitude, entering into any contract or business relationship causing diversion of business opportunity from the Company or any of its subsidiaries (except with the prior written consent of the Board), or willful and material neglect of the individual’s duties to the Company or any of its subsidiaries 30 days after having received written notice thereof.

12. Additional Awarded Shares Forfeiture Provisions. Notwithstanding anything in the Plan to the contrary, if a Forfeiture Event occurs with respect to the Grantee, each Awarded Share not then paid or settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event. For clarification, the Grantee is not prohibited from engaging in any activity, including competing with the Company or a subsidiary. Rather, the non-occurrence of a Forfeiture Event is a condition to the Grantee’s right to realize and retain value from the Awarded Shares, and the consequences under this Agreement if the Grantee engages in an activity giving rise to any such Forfeiture Event, which Forfeiture Events are hereby acknowledged to be harmful to the Company, are the forfeitures described in this Section 12. The Company and the Grantee will not be precluded by this Section 12 or otherwise from entering into other agreements concerning the subject mater of this Section 12.

“Forfeiture Event” means the occurrence of any of the following at any time during a Grantee’s employment by the Company or a subsidiary or during the one-year period following termination of such employment:

(a) The Grantee, acting alone or with others, with others, directly or indirectly:

(i) Engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder (unless the Grantee’s interest is insubstantial), in any business in an area or region in which the Company or a subsidiary conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary, except for such engagement that is after a Change in Control and after the Grantee’s termination of employment. A Grantee’s interest as a stockholder is “insubstantial” if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Grantee’s interest as an owner, investor, or partner is “insubstantial” if it represents ownership, as determined by the Committee it its discretion, of less than five percent of the outstanding equity of the entity;

(ii) Induces any customer or supplier of the Company or a subsidiary with whom the Grantee has had contacts or relationships, directly or indirectly, during and within the scope of the Grantee’s employment, to curtail, cancel, not renew, or not continue such customer’s or supplier’s business, with the Company or a subsidiary; or

(iii) Induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary to terminate such employment or service.

The Committee will, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company;

(b) The Grantee discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or a subsidiary, any proprietary information of the Company or a subsidiary so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, or the Grantee makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or a subsidiary or their respective officers, directors, employees, advisors, businesses or reputations, except, in each case, as required by law or pursuant to legal process; and

(c) The Grantee fails to cooperate with the Company or a subsidiary by failing to make himself or herself available to testify on behalf of the Company or a subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

13. General Provisions

(a) This Agreement, together with the Plan, represent the entire agreement between the parties with respect to the purchase of the Awarded Shares and may only be modified or amended in a writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement must be in writing and will be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which must be by registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received. Any notice to Grantee under this Agreement will be made to Grantee at the address listed in the Company’s personnel files. If directed to the Company, any such notice, demand or request will be sent to the Chairman of the Committee at the Company’s principal executive office, or to such other address or person as the Company may hereafter specify in writing. Any notice to the Escrow Holder will be sent to the Company’s address, with a copy to the other party not sending the notice.

(c) The Company may condition delivery of certificates for Awarded Shares (or, if the Awarded Shares are not certificated, the entry in the stock record books of the Company of the transfer to the Grantee of the Awarded Shares) upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

(d) The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Awarded Shares subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board and the Committee are authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as they deem appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.

(e) Neither this Agreement nor any rights or interest hereunder will be assignable by the Grantee, the Grantee’s beneficiaries or legal representatives, and any purported assignment in violation hereof will be null and void.

(f) Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g) The grant of Awarded Shares hereunder does not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries.

(h) The Awarded Shares and any related dividends or distributions are intended to be exempt from the requirements of Internal Revenue Code Section 409A.

(i) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws.

(j) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Shares on the      day of             , 20    .

VASCO DATA SECURITY INTERNATIONAL, INC.

By:
Its: